EXHIBIT 17.1

The Board of Directors

BlueBird Exploration Company.

Re:	Resignation of Duties

Dear Board of Directors:

I hereby tender my resignation as Chief Executive Officer, Principal Financial Officer, President, Secretary, Treasurer and Director of BlueBird Exploration Company effective immediately. The reasons for my resignation are personal. Please note that I have no disputes or disagreements with the Company.

Yours very truly,

/s/	Peter Wells

Peter Wells

Bluebird Exploration

Principal Executive Officer

Principal Financial Officer

President and Director